As filed with the Securities and Exchange Commission on March 31, 2009

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-1155910 (I.R.S. Employer Identification Number)
200 Madison Avenue New York, New York 10016 (212) 381-3500 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark D. Fischer, Esq.

Senior Vice President,

General Counsel and Secretary

200 Madison Avenue

New York, New York 10016

(212) 381-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

PHILLIPS-VAN HEUSEN CORPORATION
ASSOCIATES INVESTMENT PLAN FOR SALARIED ASSOCIATES
(Full title of the plan)
___________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒  Accelerated filer □         Non-accelerated filer □        Smaller reporting company □

(do not check if a smaller

reporting company)

___________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $1.00 per share	350,534	$20.82	$7,298,118	$407

1.  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.  Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

2.  Determined on the basis of the average of the high and low sale price of the common stock, par value $1.00 per share (the “Common Stock”), as reported in the consolidated reporting system on March 24, 2009, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

3.  Pursuant to Rule 457(p) under the Securities Act of 1933, the aggregate total registration fee of $407 is offset by the registration fee previously paid by Phillips-Van Heusen Corporation (the “Registrant”) with respect to unissued and unused shares of Common Stock previously registered by the Registrant on its Registration Statement on Form S-8 filed on June 10, 2005 (Registration No. 333-125694) (the “Prior Registration Statement”).  Because the aggregate registration fee of $407 (calculated based on the number of shares registered hereunder) is less than $1,294, which represents the portion of the registration fee associated with an aggregate of 350,534 deregistered shares that was previously paid in connection with the Prior Registration Statement, no registration fee is required to be paid hereunder.  The Registrant is filing with the Securities and Exchange Commission Post-Effective Amendment No. 1 to the Prior Registration Statement to deregister the 350,534 shares referred to above, contemporaneously with the filing of this Registration Statement.

Explanatory Note

On December 31, 2008 the Phillips-Van Heusen Corporation Associates Investment Plan for Hourly Associates (the “Hourly AIP”) merged with and into the Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates (the “Salaried AIP”).  As of December 31, 2008, 141,446 shares of Common Stock that were registered under the Prior Registration Statement remained available for sale under the Hourly AIP.  In addition, 209,088 shares of Common Stock that were registered under the Prior Registration Statement remain available for sale under the Salaried AIP.

The Registrant is filing this Registration Statement on Form S-8 to register 350,534 shares of Common Stock for issuance, offer or sale under the Salaried AIP.  The Registrant is also filing Post-Effective Amendment No. 1 to the Prior Registration Statement to deregister the 350,534 shares of Common Stock referred to in the above paragraph, contemporaneously with the filing of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.

Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “SEC”) by the Registrant, are incorporated by reference in this Registration Statement:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 3, 2008, filed April 3, 2008 (SEC File No. 001-07572);

(b)

The Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 4, 2008, filed June 13, 2008 (SEC File No. 001-07572);

(c)

The Registrant’s Quarterly Report on Form 10-Q for the quarter ended August 3, 2008, filed September 11, 2008 (SEC File No. 001-07572);

(d)

The Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 2, 2008, filed December 11, 2008 (SEC File No. 001-07572);

(e)

The Registrant’s Current Report on Form 8-K, filed February 5, 2008 (SEC File No. 001-07572);

(f)

The Registrant’s Current Report on Form 8-K, filed March 28, 2008 (SEC File No. 001-07572);

(g)

The Registrant’s Current Report on Form 8-K, filed May 2, 2008 (SEC File No. 001-07572);

(h)

The Registrant’s Current Report on Form 8-K, filed May 29 2008 (SEC File No. 001-07572);

(i)

The Registrant’s Current Report on Form 8-K, filed June 2, 2008 (SEC File No. 001-07572);

(j)

The Registrant’s Current Report on Form 8-K filed July 3, 2008 (SEC File No. 001-07572);

(k)

The Registrant’s Current Report on Form 8-K filed December 24, 2008 (SEC File No. 001-07572);

(l)

The Registrant’s Current Report on Form 8-K filed January 21, 2009 (SEC File No. 001-07572);

(m)

 The Annual Report on Form 11-K for the year ended December 31, 2007 of the Phillips-Van Heusen Corporation Associates Investment Plan for Hourly Associates and the Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates, filed on June 26, 2008;

(n)

The Annual Report on Form 11-K/A for the year ended December 31, 2007 of the Phillips-Van Heusen Corporation Associates Investment Plan for Hourly Associates and the Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates, filed on October 10, 2008; and

(o)

The information in respect of the Registrant’s Common Stock under the caption “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-3 (Registration No. 33-46770) filed on March 27, 1992.

All documents that the Registrant subsequently files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than any information it furnishes, rather than files, with the SEC pursuant to certain items of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 2.

Indemnification of Directors and Officers.

The Registrant’s by-laws provide that it may indemnify any person to the full extent permitted by the Delaware General Corporation Law, the law of the state in which the Registrant is incorporated.  Section 145 of the Delaware General Corporation Law empowers a corporation, within certain limitations, to indemnify any person against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any suit or proceeding to which he is a party by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as he acted in good faith and in a manner which he reasonable believed to be in, or not opposed to, the best interests of the corporation.  With respect to any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.  In addition, the Registrant’s Certificate of Incorporation provides for a director or officer to be indemnified unless his acts (1) constituted a breach of his fiduciary duties to the Registrant or its stockholders, (2) were committed in bad faith or were the result of active or deliberate dishonesty, (3) violated Section 174 of the Delaware General Corporation Law or (4) resulted in a personal gain or financial profit or other advantage to which he is not legally entitled.  The Registrant also has in effect directors’ and officers’ liability insurance.

Item 3.

Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit Number	Description of Exhibit
4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 1981).
4.2	Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates.
4.3	Amendment, dated the March 26, 2009, to Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates.
15.1	Letter re Unaudited Interim Financial Information.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Spielman Koenigsberg & Parker, LLP.

The Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates (the “Plan”) has been submitted to the Internal Revenue Service (“IRS”) and has been qualified.   The Company will submit the Plan to the IRS for updating when required, and will make all changes required by the IRS.

Item 4.

Undertakings.

A.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that:

(A)

Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-closing effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)

Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as of the date of those financial statements.  Notwithstanding the foregoing, with respect to registrant statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is relaying on Rule 430B:

(A)

Each prospectus field by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior t such effective date; or

(ii)

If the registrant is subject to Rule 430(C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the undersigned registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Phillips-Van Heusen Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 31st day of March, 2009.

PHILLIPS-VAN HEUSEN CORPORATION

By:	/s/ Emanuel Chirico
Emanuel Chirico
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of March, 2009.

Signature	Title
/s/ Emanuel Chirico
Emanuel Chirico	Chief Executive Officer; Director (Principal Executive Officer)
/s/ Michael Shaffer
Michael Shaffer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Bruce Goldstein
Bruce Goldstein	Senior Vice President and Controller (Principal Accounting Officer)
/s/ Mary Baglivo
Mary Baglivo	Director
/s/ Edward H. Cohen
Edward H. Cohen	Director
/s/ Joseph B. Fuller
Joseph B. Fuller	Director
/s/ Margaret L. Jenkins
Margaret L. Jenkins	Director
/s/ Bruce Maggin
Bruce Maggin	Director
/s/ V. James Marino
V. James Marino	Director

/s/ Henry Nasella
Henry Nasella	Director
/s/ Rita M. Rodriguez
Rita M. Rodriguez	Director
/s/ Craig Rydin
Craig Rydin	Director

Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of New York, state of New York, on the 31st day of March, 2009.

PHILLIPS-VAN HEUSEN CORPORATION ASSOCIATES INVESTMENT PLAN FOR SALARIED ASSOCIATES

By:	/s/ Pamela N. Hootkin
Pamela N. Hootkin
Member of Administrative Committee

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 1981).
4.2	Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates.
4.3	Amendment, dated the March 26, 2009, to Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates.
15.1	Letter re Unaudited Interim Financial Information.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Spielman Koenigsberg & Parker, LLP.